UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	March 22, 2013
(Date of earliest event reported):	March 19, 2013

Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887 One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, the Board of Directors (the “Board”) of Fulton Financial Corporation (“Fulton”), based on the recommendations of the Human Resources Committee (the “HR Committee”) of the Board, approved base salary increases for certain of Fulton's senior executive officers (the “Executives”) and approved awards for certain of Fulton's Executives under the Variable Compensation Plan (the “VCP”) based on their performance in 2012. The annual base salary for each of the Executives, effective April 1, 2013, and the Executives' 2012 VCP payments are listed in the table below.

     The HR Committee based its recommendations to the Board regarding the base salaries for the Executives on its assessment of the performance of each of the Executives and recommendations provided by the HR Committee's outside compensation consultant. In making its recommendations to the Board for awards to the Executives under the VCP, the HR Committee confirmed that Fulton had achieved the designated return on equity threshold for 2012. The HR Committee also based its recommendations for individual awards under the VCP on its assessment of each of the Executives' overall 2012 performance, each of the Executives' performance in relation to specific performance factors established under the VCP and upon the recommendations provided by the HR Committee's outside compensation consultant. The HR Committee determined that each of the Executives eligible for an award under the VCP had achieved a level of performance in 2012 sufficient to qualify for an award under the VCP as listed below.

Executive	Title	Base Salary Effective April 1, 2013	2012 VCP Award Payments
E. Philip Wenger	Chairman, President and Chief Executive Officer	$900,000 (a)	$360,640
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer	$544,575	$317,967
Philmer H. Rohrbaugh	Senior Executive Vice President and Chief Risk Officer	$456,188	(b)
James E. Shreiner	Senior Executive Vice President	$411,000	$232,029
Craig A. Roda	Senior Executive Vice President	$380,175	$221,974
Craig H. Hill	Senior Executive Vice President	$325,000	$178,627

(a) Effective January 1, 2013, Mr. Wenger was promoted and became Fulton's Chairman, President and Chief Executive Officer. The base salary reflected in the table was approved by the Board on December 18, 2012 and became effective on January 1, 2013.

(b) Mr. Rohrbaugh began employment with Fulton on November 1, 2012 and under the terms of the VCP he was not eligible for an award for 2012 performance.

In addition, the Board, based on the recommendation of the HR Committee, approved an award under the VCP for R. Scott Smith, Jr. in the amount of $802,318 for Mr. Smith's performance as Chairman and Chief Executive Officer during 2012. The HR Committee based its recommendation regarding an award under the VCP for Mr. Smith on its assessment of Mr. Smith's overall performance during 2012, his performance relative to the performance factors established under the VCP and the recommendations of the HR Committee's outside compensation consultant. Mr. Smith retired as Fulton Chairman and Chief Executive Officer on December 31, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013	FULTON FINANCIAL CORPORATION
By: /s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer